Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-3 No. 333-229819) of Americold Realty Trust,

(2)Registration Statement (Form S-3 No. 333-237704) of Americold Realty Trust,

(3)Registration Statement (Form S-3 No. 333-237704-01) of Americold Realty Operating Partnership, L.P.,

(4)Registration Statement (Form S-8 No. 333-222637) pertaining to the Americold Realty Trust 2017 Equity Incentive Plan, Americold Realty Trust 2010 Equity Incentive Plan, and Americold Realty Trust 2008 Equity Incentive Plan of Americold Realty Trust, and

(5)Registration Statement (Form S-8 No. 333-251200) pertaining to the Americold Realty Trust 2020 Employee Stock Purchase Plan;

of our reports dated February 27, 2023, with respect to the consolidated financial statements and schedule of Americold Realty Trust, Inc. and the effectiveness of internal control over financial reporting of Americold Realty Trust, Inc. included in this Annual Report (Form 10-K) of Americold Realty Trust, Inc. for the year ended December 31, 2022.

/s/ Ernst & Young LLP

Atlanta, Georgia
February 27, 2023